EXHIBIT 99.1

CONTACTS

Broadcom Business Press Contact Bill Blanning Vice President, Global Media Relations 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Vice President, Corporate Communications Investor Relations 949-926-5663 pandrew@broadcom.com

Broadcom Names John Swainson to Its Board of Directors

IRVINE, Calif. – August 11, 2010 – Broadcom Corporation (Nasdaq: BRCM) today announced that its Board of Directors has elected John A. Swainson, former CEO of CA Inc., to the Broadcom Board of Directors.

Mr. Swainson, 56, served as CEO and director of CA, Inc., an enterprise systems management software company from 2004 — 2009, where he oversaw the strategic direction and day-to-day operations of the company. From 1978 to 2004, Mr. Swainson worked for IBM Corp, where he held a number of senior management roles, most recently as vice president of worldwide software sales where he oversaw sales for all IBM software products globally. He started his business career as a metallurgist for the Utah Mines division of General Electric.

Mr. Swainson is a senior advisor to Silver Lake Partners, a global private equity firm, and he is also a director of Visa Inc. where he serves as Lead Independent Director, Assurant, Inc., and Cadence Design Systems, Inc. He received a bachelor in applied science degree in mineral engineering from the University of British Columbia.

“We are very pleased to have John, a seasoned, experienced and successful executive, join our board,” said Scott A. McGregor, Broadcom’s CEO and President. “John is the rare executive who possesses strong strategic skills and expertise in software and corporate data centers, coupled with extensive engineering, sales and finance experience. We look forward to his contributions and counsel as Broadcom continues to grow and expand our business worldwide.”

Broadcom’s Board of Directors now has eight members, of which seven are independent directors. The members of the Board are: Mr. McGregor; Chairman John E. Major; Joan L. Amble; Nancy H. Handel; Eddy W. Hartenstein; William T. Morrow; Mr. Swainson and Robert E. Switz.

About Broadcom

Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom, one of the world’s largest fabless communications semiconductor companies, with 2009 revenue of $4.49 billion, holds more than 4,300 U.S. and 1,800 foreign patents, and has more than 7,900 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.

A FORTUNE 500® company, Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.

Cautions regarding Forward-Looking Statements:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to Mr. Swainson’s contributions to Broadcom’s Board. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.